EXHIBIT 10.3


                     IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ALABAMA
                               NORTHERN DIVISION

In re                                )     Chapter 11
                                     )
VERILINK CORPORATION,                )     Jointly Administered
a Delaware Corporation,              )
Tax ID No. 94-2857548,               )     Case Nos. 06-80566 and 06-80567
and affiliates,                      )
                                     )     Judge Caddell
            Debtors.                 )
                                     )

                    ORDER CONFIRMING SECOND AMENDED JOINT PLAN
            OF REORGANIZATION FILED BY THE DEBTORS ON DECEMBER 7, 2006

      IT  APPEARING to the Court that the Second Amended Joint Plan Filed by the

Debtors on  December 7, 2006 (the "Plan") was duly served upon all creditors and other parties  in  interest;  that  a  hearing  to confirm the Plan was properly noticed and held on January 29, 2007; and that all  objections  to the Plan have been either withdrawn or overruled;

      NOW THEREFORE, based upon representations of counsel and an offer of proof made by the Proponents, and upon the record in these cases, the Court  makes the following findings of fact and conclusions of law[[[1]]:

      I.The  Court  has jurisdiction over the Debtors' Chapter 11 cases pursuant to sections 157  and  1334  of  title  28  of  the  United  States Code.

        Confirmation  of  the  Plan  is a core proceeding pursuant to 28  U.S.C.

        {section} 157(b)(2)(L).

      II.   The  Court takes judicial notice  of  the  docket  of  the  Debtors'

        Chapter 11 cases maintained by the Clerk of the Court, including without limitation  all pleadings and other documents filed, all orders entered,

        and all evidence  and  argument  made,  proffered or adduced at hearings held before the Court during the pendency  of  the  Debtors'  Chapter 11 cases.

      III.  The  transmittal and service of the Plan (in the form so transmitted and served)  and  the  Disclosure  Statement related thereto, and of all other  materials transmitted and served  in  solicitation  of  votes  to accept or reject the Plan, were adequate and sufficient and performed in accordance  with  the  Court's  order approving the Disclosure Statement dated December 8, 2006 [Docket No.  714], and no other or further notice of such documents is required.

      IV.   The solicitation and tabulation of  votes  to  accept  or reject the

        Plan was conducted in good faith and in a thorough manner, was  made  of all  impaired  creditors  and  equity  security holders as of the Record

        Date, gave all such creditors and equity  security  holders  a  fair and adequate opportunity to accept or reject the Plan, and was in compliance with  section 1126(b) of Title 11 of the United States Bankruptcy  Code,

        11 U.S.C.  {section}{section}  101-1532  (the "Bankruptcy Code") and all other provisions of the Bankruptcy Code, the  Bankruptcy  Rules  and the

        orders  of  the  Court.   The  Ballot Report submitted by the Debtors is

        approved.

      V.    The Plan complies with all applicable  provisions  of the Bankruptcy

        Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

      VI.   The  Plan properly classifies claims and interests, and  the  claims and interests  in  each  class  are  substantially  similar to the other claims and interests in that class.  Valid business,  factual  and legal reasons  exist for separately classifying the various classes of  claims and interests,  and such classes do not unfairly discriminate between or among holders of claims and interests.  The Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

      VII.  The Plan specifies  the  impaired  classes  of  claims and interests under the Plan and specifies the treatment of such claims and interests,

        thereby  satisfying  sections  1123(a)(2) and (a)(3) of  the  Bankruptcy

        Code.  The Plan provides for the  same  treatment  for  each  claim  and interest  in  each  class,  unless the holder of a claim or interest has

        agreed  to  less  favorable  treatment,   thereby   satisfying   section

        1123(a)(4)  of  the  Bankruptcy  Code.   The  Plan provides adequate and

        proper   means  for  its  implementation,  thereby  satisfying   section

        1123(a)(5) of the Bankruptcy Code.

      VIII. The Plan  provides  that  the  Reorganized  Verilink's  bylaws  will include  a  provision  prohibiting  the  issuance  of  non-voting equity securities  and  providing,  as  to any different classes of  securities possessing voting power, an appropriate distribution of such power among such classes, thereby satisfying section  1123(a)(6)  of  the Bankruptcy

        Code.   Moreover, the Plan provides for the appointment of new  officers and new directors  which  are consistent with the interests of creditors and  equity  security holders  and  public  policy,  thereby  satisfying section 1123(a)(7) of the Bankruptcy Code.

      IX.   The Plan is  dated  and  identifies  the  Plan  Proponents,  thereby satisfying Bankruptcy Rule 3016(a).  Solicitation of votes to accept  or reject the Plan satisfies Bankruptcy Rule 3018.

      X.    The  Proponents  have  complied and will continue to comply with all applicable provisions of the Bankruptcy Code, thereby satisfying section

        1129(a)(2) of the Bankruptcy Code.

      XI.   The Plan has been proposed  in  good  faith  and  not  by  any means

        forbidden   by   law,  thereby  satisfying  section  1129(a)(3)  of  the

        Bankruptcy Code.

      XII.  All payments made  or  promised  by  the Debtors for services or for costs and expenses in, or in connection with,  the  Plan and incident to the  case  are  subject to approval by the Court as reasonable,  thereby satisfying section 1129(a)(4) of the Bankruptcy Code.

      XIII. The  Plan  and   Disclosure  Statement  disclose  the  identity  and

        affiliation  of  the  officer(s)  and  director(s)  of  the  Reorganized

        Verilink and the appointment  of  such individual is consistent with the interests of the creditors and equity  security  holders.  Consequently,

        section 1129(a)(5) of the Bankruptcy Code has been satisfied.

      XIV.  There  is no governmental regulation of any rates  of  the  Debtors,

        thereby rendering section 1129(a)(6) of the Bankruptcy Code inapplicable to the Plan.

      XV.   Each holder of an impaired claim or interest either has accepted the

        Plan or will  receive  or  retain, as of the Effective Date of the Plan,

        property having a present value  not  less  than  the present value that each  such holder would receive if the Debtors' assets  were  liquidated under Chapter  7  of  the  Bankruptcy  Code,  thereby satisfying section

        1129(a)(7) of the Bankruptcy Code.

      XVI.  Each class of claims and interests has either  accepted the Plan (in

        accordance   with  sections 1126(c) and (d) of the Bankruptcy  Code)  as evidenced by the Ballot  Tabulation  filed with the Court on January 26,

        2007, and representations made at the  hearing,  or is not impaired; the

        Plan satisfies section 1129(a)(8) of the Bankruptcy Code.

      XVII. The  Plan  provides  that,  except  to  the  extent a  holder  of  a particular claim has agreed otherwise, (which consent  is  determined in accordance  with the Court's Order Granting Motion for the Entry  of  an

        Order  (i) Approving  the  Disclosure  Statement,  (ii)  Establishing  a

        Deadline  for  Filing  of Objections to the Joint Plan, for Objecting to

        Confirmation,  and for Filing  Motions  to  Allow  Disputed  Claims  for

        Purposes of Voting  and  Objecting to Confirmation,      (iii) Setting a

        Record Date for the Ownership  of  Equity Interests for Voting Purposes,

        (iv) Approving the Form of the Election  Form  Ballots and Corresponding

        Instructions,             (v) Approving the Service  of  the Joint Plan,

        the   Disclosure   Statement,   and  Ballots  along  with  Corresponding

        Instructions, and (vi) Approving  the  Procedure for Filing and Counting

        Ballots entered on December 8, 2006) as  of  the  Effective  Date of the

        Plan,  all allowed claims of a kind specified in sections 507(a)(2)  and

        507(a)(3)  of  the  Bankruptcy  Code,  will  be  paid  in  full, thereby satisfying section 1129(a)(9)(A) of the Bankruptcy Code.

      XVIII.The  Plan  provides  as  to  Class 3 (priority employee claims)  for deferred cash payments of a value  as of the Effective Date equal to the allowed  amount  of  the  claims  entitled  to  priority  under  section

        507(a)(4)  of the Bankruptcy Code.   Class  3  has  accepted  the  Plan,

        thereby satisfying section 1129(a)(9)(B) of the Bankruptcy Code.

      XIX.  The Plan  provides  as  to  Class 2 (priority tax claims) for either payment in full on the Effective Date or installment payments in cash of a total value as of the Effective  Date  equal  to the allowed amount of the claim over a five (5) year period and in a manner not less favorable than the most favored non-priority unsecured claims,  thereby satisfying section 1129(a)(9)(C) of the Bankruptcy Code.

      XX.   The  Internal  Revenue  Service  has  filed a proof of claim  for  a

        priority  claim to which the Debtors have objected.   The  parties  have

        agreed that  any  allowed  priority  tax  claim  of the Internal Revenue

        Service shall, at the sole discretion of the Liquidating Trustee, (a) be paid in full on the Effective Date; or (b) equal quarterly  installments with interest at the annual percentage rate of 8.00% and be paid  within sixty  (60)  months  from  the Filing Date.  The first quarterly payment shall begin sixty (60) days  after  the  entry  of  an  order allowing a priority claim on behalf of the Internal Revenue Service.  The foregoing notwithstanding, no distributions shall be made to Class  6  or  Class 7 creditors  unless  and  until  (i)  the  priority  claim of the Internal

        Revenue  Service  has  been  paid in full, (ii) such priority  claim  is disallowed, or (iii) an adequate reserve is made for the payment of such priority claim.

      XXI.  The Massachusetts Department  of  Revenue  has filed priority claims which  have  not  yet been allowed.  The parties have  agreed  that  any allowed priority tax  claim  of  the Massachusetts Department of Revenue shall, at the sole discretion of the  Liquidating  Trustee,  (a) be paid in full on the Effective Date; or (b) receive on account  of  such claim regular  cash  installments, over a period determined by the Liquidating

        Trustee, but in no event exceeding five (5) years after the Filing Date,

        of a value, as of  the  Effective Date of the Plan, equal to the allowed amount of such claim, including  interest  at  the  rate of nine percent

        (9%).

      XXII. Classes 1, 3, 6 and 7 are impaired classes of claims under the Plan,

        each  of  which  has  accepted  the  Plan,  thereby  satisfying  section

        1129(a)(10) of the Bankruptcy Code.

      XXIII.The   Plan  provides  for  a  Liquidating  Trust  to  complete   the

        liquidation  of  the Debtors' assets and confirmation of the Plan is not

        likely  to  be  followed   by   the  liquidation  or  further  financial

        reorganization of the Reorganized  Verilink  and therefore complies with section 1129(a)(11) of the Bankruptcy Code.

      XXIV. All  fees  currently due under 28 U.S.C. {section}  1930  have  been paid, thereby satisfying section 1129(a)(12) of the Bankruptcy Code.

      XXV.  There are no continuing retiree benefits, as that term is defined in section 1114 of the Bankruptcy Code, all such benefits having previously been terminated  pursuant  to  this  Courts Order on Debtors' Motion for

        Authority to Amend and Terminate 401(k)  Plans [Docket No. 466], thereby satisfying section 1129(a)(13) of the Bankruptcy Code.

      XXVI. As authorized by section 1123(b)(3)(B)  of  the Bankruptcy Code, the

        Plan provides for the creation of a Liquidating Trust  to which shall be transferred  all  remaining Assets for liquidation, administration,  and distribution in accordance with the Plan.  All such Assets shall vest in the Liquidating Trust  free and clear of all liens, claims, encumbrances and  interests of creditors  and  interest  holders,  including  without limitation any right of setoff, except as otherwise provided in the Plan

        or herein.   Nothing herein shall relieve the Liquidating Trust from any obligation that  the Debtors had prior to the Effective Date to file any tax returns and nothing  herein  shall  be  construed  to  obligate  the

        Liquidating  Trust  to  file  tax  returns  not  otherwise  required  by applicable law.

      XXVII.      The  Assets  transferred  to  the  Liquidating  Trust  include without  limitation  all  Causes  of  Action that the Debtors had or had

        power  to  assert  immediately  prior  to the  Confirmation  Date.   The

        Liquidating Trustee is hereby appointed  as the estate representative to pursue  all  such  claims  pursuant  to  section  1123(b)(3)(B)  of  the

        Bankruptcy Code.

      XXVIII.     The initial Liquidating Trustee  shall  be  Darryl  S. Laddin,

        Esq.  The appointment of the Liquidating Trustee is consistent with  the interests  of  creditors  and  equity  security  holders and with public policy and satisfies section 1123(a)(7) of the Bankruptcy Code.

      XXIX. The provisions of the Plan governing the assumption and rejection of executory  contracts  and unexpired leases satisfy the  requirements  of section 365(b) of the Bankruptcy Code.

      XXX.  That certain Settlement  Agreement and Mutual Release ("Agreement"),

        made and entered into as of the  26[th]  day  of  January,  2007, by and between  Verilink  Corporation  ("Verilink")  and  its affiliate Larscom

        Incorporated ("Larscom")(collectively with Verilink, the "Debtors"), and

        the  Official  Committee  of  Unsecured  Creditors,  (the   "Committee")

        appointed  in  this case on the one hand, and John Major, John  McGuire,

        Howard  Oringer  and   Desmond   Wilson   (collectively,   the  "Outside

        Directors")  is  hereby  approved and the parties thereto are authorized and directed to comply with the terms of the Agreement.

      XXXI. Effective upon the date this Order becomes final and non-appealable,

        the Outside Directors on the one hand, and the Committee (for itself and on behalf of the Debtors'  estates)  and the Debtors, on the other hand,

        shall be deemed to forever relieve, release  and  discharge  each other,

        their    respective   agents,   representatives,   estates,   employees,

        predecessors,  parent corporations, subsidiaries (whether or not wholly-

        owned),  affiliates,   officers,   principals,   guarantors,  directors,

        attorneys, investigators, successors, and assigns  and  each of them, in any  and  all  capacities,  from any and all claims, debts, liabilities,

        demands,  obligations, liens,  promises,  acts,  agreements,  costs  and expenses (including,  but  not  limited  to  attorneys'  fees), damages,

        actions and causes of action, of whatever kind or nature,  whether known or  unknown, choate or inchoate, fixed or contingent, whether  in  tort,

        contract,  law,  or  equity,  arising out of or in any way related to or connected with Verilink, Larscom,  the  Threatened Action (as defined in the Agreement), the Outside Directors' Administrative Expense Claims (as

        defined in the Agreement), the Outside Directors'  Unsecured  Claims (as

        defined  in  the  Agreement),  and  any  other business relationship  or dealings by and between the parties to the  Agreement from and after the beginning of time through and including confirmation  of the Plan by the

        Bankruptcy  Court, except for the obligations of the parties  under  the

        Agreement.  This mutual release includes, but is not limited to, any and all claims, disputes and potential claims relating to the actions of the

        Outside Directors  prior  to  the  Petition  Date and after the Petition

        Date.   Notwithstanding  the  foregoing release and  to  further  ensure clarity, the Parties agree that  the mutual release set forth herein and in the Agreement applies with full  force  and  effect  to  any  and all claims, debts, liabilities, demands, obligations, liens, promises, acts,

        agreements, costs and expenses (including, but not limited to attorneys'

        fees),  damages,  actions  and  causes  of  action,  of whatever kind or

        nature,  whether  known  or  unknown,  choate  or  inchoate,   fixed  or

        contingent, whether in tort, contract, law, or equity, arising out of or in  any  way  related  to or connected with Desmond Wilson's service  as director  of  Larscom.  Nothing  contained  in  this  paragraph  or  the

        Agreement shall be deemed to release any other current or former officer or director of  the  Debtors  or  any insurance company from any claims,

        debts,  liabilities,  demands,  obligations,   liens,   promises,  acts,

        agreements, costs and expenses (including, but not limited to attorneys'

        fees),  damages,  actions  and  causes  of action, of whatever  kind  or

        nature,  whether  known  or  unknown,  choate   or  inchoate,  fixed  or

        contingent, whether in tort, contract, law, or equity.   Notwithstanding

        anything  else  contained  in  this  paragraph or in the Agreement,  the releases by the Committee and the Debtors  under  this  paragraph and in the Agreement are contingent upon the Outside Directors' compliance with paragraphs 1(a) and 1(b) of the Agreement; in the event that the Outside

        Directors  fail  to  comply  with either paragraph 1(a) or 1(b)  of  the

        Agreement, the releases by the  Committee  and  the  Debtors  under this paragraph and the Agreement shall not take effect.

      XXXII.      The  pre-confirmation  Debtors, the post-confirmation Debtors,

        all creditors and equity security  holders  and  all  other  parties  in interest are bound by the Plan within the meaning of section 1141 of the

        Bankruptcy Code.

      XXXIII.     Under   the   circumstances   in   these   Chapter  11  cases,

        confirmation is in the best interests of creditors and  equity  security

        holders   and   other   parties  in  interest,  and  all  conditions  to

        confirmation  contained  in  the  Plan,  the  Bankruptcy  Code  and  the

        Bankruptcy Rules have been satisfied.

      XXXIV.      This Order and the Plan it confirms supersede all prior Orders of this Court as to matters covered herein.

      NOW, THEREFORE, based on the  foregoing, IT IS HEREBY ORDERED AND ADJUDGED as follows:

               1. The Debtors have met  their burdens of proving the elements of section 1129 of the Bankruptcy  Code by a preponderance of the evidence.

               2. The Plan is hereby CONFIRMED in its entirety.

               3. All objections to the Plan that have  not  been  withdrawn are overruled on their merits.

               4. Upon  entry of this Order and the occurrence of the  Effective

                  Date, the terms of the Plan shall be binding upon the Debtors,

                  their successors  and  assigns,  the  Liquidating Trustee, the

                  Contributor, the Investor, any entity acquiring  or  receiving property  or a distribution under the Plan, any holder  of  an

                  administrative   expense  claim,  or  other  claim  or  equity

                  interest against or  in  the  Debtors  including  all federal,

                  state  and  local governmental entities and all parties  given notice of the  Plan  whether  or  not  (i)  the administrative expense  claim,  claim  or equity interest of such  holder  is impaired  under the Plan,  (ii)  such  holder  or  entity  has accepted the  Plan,  and  (iii)  a  proof of claim, demand for payment of administrative expense or  appearance has been made in these chapter 11 cases.

               5. This Order does not act to vest any property of the Debtors or the  Debtors' estates in the Debtors, and  the  provisions  of section  1141(b)  of  the  Bankruptcy  Code shall not apply in these  cases;  rather, upon the occurrence  of  the  Effective

                  Date, all Assets of the Debtors and the Debtors' estates shall vest in the Liquidating  Trust  free  and  clear of all liens,

                  claims,   encumbrances   and   interests,  including   without

                  limitation  setoff  rights,  of  creditors,   equity  security

                  holders  and  other  parties  in interest, in accordance  with section 1141(c) of the Bankruptcy  Code,  except  as otherwise provided in the Plan.

               6. All  executory  contracts and unexpired leases of the  Debtors not  assumed or rejected  prior  to  the  Effective  Date  are rejected  as  of the Confirmation Date.  ANY CLAIM ARISING OUT

                  OF THE REJECTION  OF  AN  EXECUTORY  CONTRACT  SHALL  BE FILED

                  WITHIN  THIRTY  (30) DAYS FOLLOWING THE DATE OF THIS ORDER  OR

                  SUCH  CLAIM  SHALL   BE   FOREVER  BARRED  AND  SHALL  NOT  BE

                  ENFORCEABLE AGAINST THE DEBTOR OR ITS PROPERTY.

               7. The  Plan  Proponents  and  their  representatives,  including

                  Debtors' president, Lee N. Katz,  are  authorized  to execute,

                  deliver, file or record such contracts, instruments, releases,

                  and other agreements or documents and take such actions as may be  necessary  or  appropriate  to effectuate, implement,  and further evidence the terms and conditions  of  the  Plan.  The

                  Plan Proponents are authorized to take all necessary  steps to implement and consummate the Plan.  This Order may be recorded in any court or court records and any clerk is authorized  and directed to receive and record a certified copy of this Order.

               8. Except  as  otherwise  provided  in the Plan, this Order shall constitute all approvals and consents required, if any, by the

                  laws,  rules  or  regulations  of  any   state  or  any  other

                  governmental authority or governmental unit  with  respect  to the  implementation  or  consummation  of  the  Plan  and  any

                  documents,   instruments  or  agreements  referred  to  in  or

                  contemplated by  the  Plan and any amendments or modifications thereto, and any other  acts referred to in or contemplated by

                  the  Plan,  the  Disclosure   Statement,  and  any  documents,

                  instruments or agreements and any  amendments or modifications thereto.

               9. The exculpation provision contained in section 9.2 of the Plan is  fair  and equitable, is given for  valuable  consideration given  the ongoing  services  of  the  individuals  identified therein, were properly noticed to holders of claims and equity interests  and other interested parties in accordance with the requirements  of  due process and the applicable provisions of the Bankruptcy Code  and Bankruptcy Rules, and are in the best interests of the Debtors and their estates and such provisions shall be effective and  binding upon all persons and entities,

                  including without limitation  the  Liquidating Trustee, to the full extent provided in the Plan.

               10.In the event the Effective Date does  not occur upon the terms set forth in the Plan, then this Order  shall  be  vacated, no distributions under the Plan shall be made, and the  Plan, the assumption  or  rejection  of executory contracts or unexpired leases  pursuant  to  the  Plan,  any  document  or  agreement executed  pursuant to the Plan,  and  any  actions,  releases,

                  waivers or  injunctions  authorized by this Order or any order in aid of consummation of  the  Plan  shall be deemed null and void in all respects without any further  action  of the Court or any party.

               11.The  DIP Note executed by Debtor Verilink in favor of  Venture

                  Fund I, Inc. is, as of the Effective Date, deemed satisfied by the terms and conditions contained in the Plan and Debtors are not obligated  under  the DIP Note other than on the terms and conditions set forth in the Plan.

                               Liquidating Trust

               12.As of the Effective Date,  the Debtors shall be deemed to have appointed  the Liquidating Trust  as  their  true  and  lawful

                  attorney-in-fact   with  full  power  of  substitution,  which

                  appointment is coupled with an interest and is irrevocable and the Liquidating Trust and its Trustee shall have full power to act in the name of the  Debtors  for  all  purposes  permitted under  the  Plan  and  section 1123(b)(3)(B) of the Bankruptcy

                  Code including without limitation  the  authority to commence,

                  prosecute and settle all Causes of Action  in  the name of the

                  Debtors.    The   Debtors   are   enjoined   from  commencing,

                  prosecuting  and  settling  any  Causes  of  Action  including without limitation avoidance actions and D&O Actions.

               13.Any  and  all claims and Causes of Action of the  Debtors  and their estates  and  all  other Assets of the Debtors and their estates which are to be transferred  to  and  enforced  by the

                  Liquidating Trust and its Trustee shall be so transferred free and  clear  of  all liens, claims, encumbrances and interests,

                  including without  limitation  any  right  of  setoff,  unless otherwise provided in the Plan, and shall survive confirmation of the Plan, and upon entry of the Order and the occurrence of the Effective Date, Darryl S. Laddin, Esq. is appointed as the

                  Liquidating  Trustee  and  shall  have  and  exercise  all the rights,  powers  and duties of the Liquidating Trustee as  set

                  forth under the Plan.   The  Liquidating  Trust may thereafter

                  commence  or  continue  (or  determine  not  to  commence   or

                  continue)  in  any appropriate court or tribunal, including in the Bankruptcy Court,  any  suit  or  other proceeding for the

                  enforcement of such Causes of Action.   Without  limiting  the

                  foregoing,  the  Liquidating  Trust  shall  have  the right to commence Avoidance Actions and any D&O Actions or other Causes of Action, including without limitation those described in the

                  Disclosure   Statement   or   otherwise  against  the  persons

                  identified in the Disclosure Statement  or  against  any other appropriate party.

               14.Except  to  the  extent such rights, claims, Causes of Action,

                  defenses  and counterclaims  are  expressly  and  specifically released in  connection  with  the  Plan  or in any settlement

                  agreement approved during the chapter 11 cases   (i)  any  and

                  all   rights,   claims,   Causes   of   Action,  defenses  and

                  counterclaims accruing to the Debtors or the Estate (including without limitation Avoidance Actions and  D&O  Actions)  shall remain assets of and vest in the Liquidating Trust, whether or not  litigation  relating  thereto is pending on the Effective

                  Date and whether or not any  such  rights,  claims,  Causes of

                  Action,  defenses  and  counterclaims  have been scheduled  or otherwise  listed or referred to in the Plan,  the  Disclosure

                  Statement or  any  other  document  filed  with the Bankruptcy

                  Court, and (ii) neither the Debtors nor the  Liquidating Trust waive,  relinquish or abandon (nor shall they be  estopped  or otherwise precluded from asserting) any right, claim, Cause of

                  Action, defense  or  counterclaim that constitutes property of the Debtors' Estate; (a)  whether  or  not  such right, claim,

                  Cause of Action, defense or counterclaim has  been  listed  or referred  to  in  the  Schedules,  the  Plan,  the  Disclosure

                  Statement  or  any  other  document  filed with the Bankruptcy

                  Court, (b) whether or not such right,  claim, Cause of Action,

                  defense or counterclaim is currently known to the Debtors, the

                  Creditors' Committee or the proposed Liquidating  Trustee, and

                  (c)  whether or not a defendant in any litigation relating  to such right,  claim,  Cause  of Action, defense or counterclaim filed a proof of claim in the chapter 11 cases, filed a notice of appearance or any other pleading  or  notice in the chapter

                  11  cases,  voted  for  or  against the Plan, or  received  or

                  retained any consideration under  the  Plan.    Without in any

                  manner  limiting  the  scope of the foregoing, notwithstanding any otherwise applicable principle of law or equity, including without limitation any principles  of  judicial  estoppel, res

                  judicata,   collateral   estoppel,   issue  preclusion,  claim

                  preclusion  or  any  similar doctrine, the  failure  to  list,

                  disclose, describe, identify or refer to a right, claim, Cause of Action, defense or  counterclaim or potential right, claim,

                  Cause  of Action, defense  or  counterclaim  in  the  Debtors'

                  Schedules,  the  Plan,  the  Disclosure Statement or any other document filed with the Bankruptcy  Court  shall  in no manner waive,  eliminate,  modify,  release  or alter the Liquidating

                  Trust's and its Trustee's right to commence, prosecute, defend against, settle and realize upon any rights, claims, Causes of

                  Action, defenses or counterclaims that  any  of  the  Debtors,

                  Creditors' Committee or Liquidating Trust have or may have  as

                  of   the  Confirmation  Date.   The  Liquidating  Trustee  may

                  commence,  prosecute,  defend against, recover on account, and settle all rights, claims,  Causes  of  Action,  defenses  and counterclaims  in  its  sole discretion in accordance with the

                  Plan and the best interests  of  and  for  the  benefit of the

                  Liquidating Trust.

               15.Upon  the  Effective  Date of the Plan, all Creditors'  Claims

                  Against Third Parties shall be deemed to have been transferred and assigned to the Liquidating Trust without the need for any party  to execute any documents  evidencing  such  assignments

                  except  for   any   claims  of  the  following  creditors  who

                  affirmatively opted out  of  conveying  any such claims to the

                  Liquidating Trust:  American Express Travel  Related  Services

                  Company, Inc., Digi-Key Corporation, Joseph T. McQuade,  Floyd

                  Parsley  and  Delores  A. Parsley Ttees, Powell Goldstein LLP,

                  Team Air Express, Inc.,  and  Roxanne Tirone.  The Liquidating

                  Trust is authorized to commence  or continue (or determine not to commence or continue) in any appropriate court or tribunal,

                  including  in  the  Bankruptcy  Court,   any   suit  or  other

                  proceedings  for  the  enforcement  of such Creditors'  Claims

                  Against Third Parties.

               16.On the Effective Date, the Creditors' Committee shall dissolve and  its  members shall be released and  discharged  from  all rights and  duties  arising  from  or  related to the Debtors'

                  Chapter 11 cases.

                           Restructuring Transaction

               17.On  the  Effective  Date,  Reorganized  Verilink   shall   (i)

                  implement  a reverse stock split such that the total number of issued and outstanding  shares  of  the  Reorganized  Verilink shall be no greater than 10,000, excluding shares held  by  or issuable  to the Investor or Contributor or equities issued to any creditors pursuant to the Plan and excluding the shares of any equity security holder who elected in their ballot to have their  shares  cancelled;  (ii)  issue  25,000,000  restricted shares of  the  New  Common Stock to the Contributor which are not subject to the reversal  or  reclassification of presently

                  issued  common  shares  under  the  Plan;   (iii)   issue  the

                  Liquidating  Trustee's  Stock to the Liquidating Trust  to  be

                  distributed in accordance with the provisions of the Plan; and

                  (iv) issue the Unsecured  Creditors'  Stock  to be held as set

                  forth  in  the  Plan.   The Liquidating Trustee's  Stock,  the

                  Unsecured Creditors' Stock  and  the  new  equities  issued by

                  Reorganized  Verilink  in satisfaction of the DIP Note to  the

                  Investor   shall  be  exempt   from   registration   and   the

                  requirements   of   federal   and  state  securities  laws  in

                  accordance with section 1145 of  the Bankruptcy Code.  The New

                  Common  Stock  shall  be  exempt  from  registration  and  the

                  requirements   of  federal  and  state  securities   laws   in

                  accordance with  section  4(2)  of  the  Securities  Act.  The

                  Contributor  shall  provide the Reorganized Verilink with  all necessary representations to qualify thereunder.

               18.The  New  Directors of  Reorganized  Verilink  may  amend  the

                  Reorganized   Verilink's  bylaws  and  amend  the  Reorganized

                  Verilink's fiscal years to a date established and set forth in

                  any  exchange  agreement   without  the  need  of  shareholder

                  approval.

               19.As of the Effective Date, the  Current  Directors  and Current

                  Officers shall be deemed to have been removed and replaced  by the New Directors and New Officers.  The New Directors and New

                  Officers  have  been  identified  in the Disclosure Statement.

                  Reorganized Verilink shall not be required to file a Form 14-F with  the  SEC  as  a result of this change  of  officers  and directors.

               20.As of the Effective Date,  the  New  Directors  of Reorganized

                  Verilink shall be authorized to change the name of Verilink to

                  a   name   selected  by  the  New  Directors  without  further

                  authorization from the shareholders.

               21.Upon the Effective  Date,  the  New Directors and New Officers

                  are  authorized  to execute an exchange  agreement  and  other documents necessary  to  consummate a Business Combination for

                  Reorganized Verilink with  an  appropriate candidate, provided that such Business Combination must  be consummated, including all required and applicable SEC filings, within six (6) months of the Effective Date of the Plan or up  to  one (1) year from the  Effective  Date,  if the Reorganized Verilink  seeks  and obtains such an extension  in  accordance  with  the Plan.  In connection  with  any  Business  Combination,  the Reorganized

                  Verilink  and  the  New  Directors shall comply with  all  SEC

                  requirements, including the  filing  of  an  8-K.   No further

                  shareholder approval shall be required to effect the  Business

                  Combination  as described herein, and this Order and the  Plan shall constitute  full  authority  of the Reorganized Verilink and  the  New Directors to take all actions  and  execute  all documents in  furtherance  of  the  Plan  and  hereof  and the transactions contemplated therein and hereby.

               22.On  the Effective Date, the issuance of securities as provided in the  Plan,  the  appointment  of  the New Directors and New

                  Officers  as specified in the Plan, and  all  other  corporate actions called  for  by  the Plan including changing the stock transfer  agent shall be deemed  authorized  and  approved  by virtue of the  entry  of  this  Order  in  accordance with the

                  Bankruptcy  Code and applicable state law (including  but  not limited to section  303  of  the Delaware General Corporations

                  Law, to the extent applicable)  and without any requirement of further action by the shareholders,  directors  or  members of the  Debtors  or Reorganized Verilink.  Reorganized Verilink's

                  existence  shall   continue   after  the  Effective  Date  and

                  Reorganized Verilink shall not be a "debtor" in this case.

                                  Section 1146

               23.Pursuant to section 1146(c) of  the  Bankruptcy  Code, (i) the issuance, transfer, or exchange of notes or issuance  of  debt or  equity securities under the Plan; (ii) the creation of any mortgage,  deed  of  trust,  or  other  security interest, the making or assignment of any lease or sublease,  or  the making or delivery of any deed or other instrument of transfer under,

                  in  furtherance of, or in connection with the Plan; and  (iii)

                  any merger  agreements  or agreements of consolidation, deeds,

                  bills of sale, or assignments  executed in connection with any of the transactions contemplated  under the Plan, shall not be

                  subject   to   any  stamp,  real  estate  transfer,   mortgage

                  recording, sales, or other similar tax.  All such transactions consummated  by the  Debtors  or  the  Liquidating  Trust  and

                  approved by the Bankruptcy Court on and after the Filing Date,

                  including, without  limitation,  the  sales,  if  any,  by the

                  Debtors  or  the Liquidating Trust of owned property or assets pursuant to section  363(b) of the Bankruptcy Code or pursuant to the Plan, shall be  deemed  to  have  been  made  under, in furtherance of, or in connection with the Plan and, therefore,

                  shall  not  be  subject  to  any  stamp, real estate transfer,

                  mortgage recording, sales, or other similar tax.

                       Limited Substantive Consolidation

               24.On the Effective Date, the Estate of each of the Debtors shall be substantively consolidated with  each  other  such that the assets and liabilities of Verilink shall be deemed  to  be the

                  assets   and  liabilities  of  Larscom,  and  the  assets  and

                  liabilities  of  Larscom  shall be deemed to be the assets and liabilities of Verilink.  As  a consequence, any guaranties by one of the Debtors of the obligations  of  the  other  or  any joint  obligations  shall  be  deemed  liquidated  so that the holder  of  such  claims  shall  have  one  Claim  against the consolidated  Debtors  and  shall  be  deemed  to  be a single obligation.  Additionally, each and every proof of claim filed or  to  be filed in either case shall be deemed filed  against the consolidated  estates of the Debtors.  Notwithstanding the foregoing, the substantive  consolidation of the estates shall not  affect  the  legal and organizational  structure  of  the

                  Debtors,  and  Reorganized   Verilink   shall  continue  as  a

                  separate, free-standing company after the  Effective  Date  in accordance  with  the  terms of the Plan and the Restructuring

                  Transaction, and the assets  and  liabilities of Larscom shall not be the assets and liabilities of the Reorganized Verilink.

                  Reorganized  Verilink  shall  continue   to  exist  after  the

                  Effective Date as a separate legal entity,  with all powers of a  corporation as applicable under the laws of  the  State  of

                  Delaware  and  without  prejudice  to  any  right  to alter or terminate  such  existence  (whether  by Business Combination,

                  acquisition or otherwise) under such applicable state law.

                            Discharge and Injunction

               25.Discharge.   Upon  consummation  of the Business  Combination,

                  provided it occurs within six (6) months of the Effective Date or up to one (1) year after the Effective Date if an extension has been obtained in accordance with  the  Plan,  and  without further  order  of the Court, the rights accorded pursuant  to and in accordance  with the applicable terms and conditions of the  Plan  are in full  and  final  satisfaction,  settlement,

                  release and  discharge  as against the Debtors and Reorganized

                  Verilink, the Liquidating Trust and Liquidating Trustee, their assets and liabilities of  all Claims and Equity Interests and any debt that arose before the Effective Date, and any debt of a kind specified in section  502(g),  502(h)  or 502(i) of the

                  Bankruptcy  Code, and all Claims and Equity Interests  of  any

                  nature, including,  without  limitation, any interest, fees or penalties accrued thereon from  and  after  the  Filing  Date,

                  whether or not (i) a proof of claim or proof of interest based on such Claim, debt, obligation or Equity Interest is filed or deemed  filed  under  section 501 of the Bankruptcy Code, (ii)

                  such Claim or Equity Interest  is Allowed under section 502 of the Bankruptcy Code, or (iii) the  holder  of  such  Claim  or

                  Equity  Interest  has accepted the Plan, provided however that nothing  herein shall  prohibit  the  exercise  of  police  or regulatory  powers  by a state or federal governmental agency.

                  Should a Business Combination  not  occur  as set forth in the

                  Plan, this paragraph and the discharge provided shall be of no force and effect.

               26.Injunctions.

            (a)   Injunction Pending Business Combination.  Except  as otherwise provided  herein  or  in  the  Plan,  as  of  the  Effective  Date and until the expiration of any time period within which a Business Combination  may  be  made under  the Plan, all entities that have held, currently hold or may hold a Claim or other  debtor  liability  against  the Debtors or an Equity Interest or other right of an equity security holder in the  Debtors  are enjoined from taking any of the following actions on account of such Claims, debts, liabilities or Equity

Interests:                      (i) commencing or continuing,  in  any manner or

in  any  place,  any action or other proceeding against the Debtors, Reorganized

Verilink, the Liquidating  Trust  and  Liquidating  Trustee, their successors or property, (ii) enforcing, attaching, executing, collecting  or recovering in any manner  any  judgment,  award, decree or order against the Debtors,  Reorganized

Verilink, the Liquidating  Trust  and  Liquidating  Trustee, their successors or property,  (iii)  creating,  perfecting  or enforcing any  lien  or  encumbrance against the Debtors, Reorganized Verilink, the Liquidating Trust and Liquidating

Trustee, their successors or property, (iv)  asserting  a  setoff,  or  right of subrogation,  or  right  of  recoupment  of  any  kind  against any Claim, debt,

liability  or  obligation  against  the  Debtors,  Reorganized   Verilink,   the

Liquidating Trust and Liquidating Trustee, their successors or property, and (v)

from  commencing  or  continuing any action, in any manner or in any place where the foregoing does not comply with or is inconsistent with the provisions of the

Plan, provided however that nothing herein shall prohibit the exercise of police or regulatory powers by  a state or federal governmental agency or the assertion of affirmative defenses or cross claims against non-Debtor parties in any action brought by the Debtors or the Liquidating Trustee.

            (b)   Injunction  Related  to  Discharge.   Upon consummation of the

Business  Combination  and the entitlement to a discharge set  forth  above  and subject to its occurrence,  all  Persons  that  have held, currently hold or may have asserted, directly, indirectly, derivatively or otherwise, a Claim, a cause of action or an Equity Interest or other right of a holder of an Equity Interest that is discharged, released or terminated pursuant to the Plan, shall be deemed permanently enjoined from (i) commencing or continuing,  in any manner or in any place, any action or other proceeding against the Debtors, Reorganized Verilink,

the  Liquidating  Trust and Liquidating Trustee, their successors  or  property,

(ii) enforcing, attaching, executing, collecting or recovering in any manner any judgment, award, decree  or order against the Debtors, Reorganized Verilink, the

Liquidating Trust and Liquidating  Trustee,  their successors or property, (iii)

creating, perfecting or enforcing any lien or  encumbrance  against the Debtors,

Reorganized  Verilink,  the  Liquidating  Trust  and Liquidating Trustee,  their successors or property, (iv) asserting a setoff, or  right  of  subrogation,  or right of recoupment of any kind against any Claim, debt, liability or obligation against the Debtors, Reorganized Verilink, the Liquidating Trust and Liquidating

Trustee, their successors or property, and (v) from commencing or continuing any action,  in  any manner or in any place where the foregoing does not comply with or is inconsistent  with  the  provisions  of  the  Plan,  provided however that nothing herein shall prohibit the exercise of police or regulatory  powers  by a state or federal governmental agency.

            (c)   Injunction Relating to Exculpation.  As of the Effective Date,

except as otherwise provided in the Plan, all persons, entities or holders of  a

Claim or Equity Interest, including without limitation, the Debtors, Reorganized

Verilink,  the Liquidating Trust and Liquidating Trustee, are hereby permanently enjoined from  commencing  or  continuing,  in  any  manner or in any place, any action or other proceeding, whether directly, derivatively  or otherwise against any  or all of the Exculpated Parties, on account of or respecting  any  Claims,

debts,  rights, causes of action or liabilities exculpated pursuant to the Plan,

provided  however  that  nothing herein shall prohibit the exercise of police or regulatory powers by a state  or  federal  governmental agency.  For purposes of clarification, the term Petition Date when used in the Plan or herein shall mean

Filing Date as defined in the Plan.

            (d)   Effect Upon Lack of Business  Combination.   If  the  Business

Combination  shall  not  occur  within  the timeframe set forth in the Plan, the discharge and injunction related thereto  provided in this Order shall be deemed dissolved, null and void without further order  of  the  Bankruptcy  Court.  The exculpation  and  injunction  set  forth  in section 9.2 and 9.4(c) of the  Plan shall, however, remain in full force and effect.

               27.On the Effective Date, except to the extent provided otherwise

                  herein,   all   notes,  certificates,   security   agreements,

                  mortgages,  pledges,   indemnities,   collateral  assignments,

                  undertakings, guarantees, and other instruments  and documents creating  a claim against or interest in the Debtors  will  no longer be outstanding  and  will  be  cancelled,  retired, and deemed  terminated,  and will cease to exist, as permitted  by section 1123(a)(5)(F) of the Bankruptcy Code.

               28.This Court will retain jurisdiction for the purposes set forth in the Plan and the Bankruptcy  Code.  To the extent that this

                  Order  conflicts with the Plan or  any  other  document,  this

                  Order shall govern.

               29.In  accordance  with  Federal  Rule  of  Bankruptcy  Procedure

                  3020(c),  the Court will mail notice of entry of this Order to the Debtors,  all  creditors,  the  United  States  Bankruptcy

                  Administrator and other parties in interest, and certify  such to the Court.  Upon the occurrence of





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


               30.the  Effective  Date,  counsel  for  the  Debtors shall mail a notice of the same to all such parties and  shall certify such to the Court.

      Dated this the _____ day of ______________, 2007.



                                     Jack Caddell, Judge
                                     United States Bankruptcy Court

Prepared and presented by:


      /s/ Wendy L. Hagenau
Wendy L. Hagenau (Ga. Bar No. 316688)
whagenau@pogolaw.com
Robert M.D. Mercer (Ala. Bar No. ASB-1204-E)
rmercer@pogolaw.com
POWELL GOLDSTEIN, LLP
One Atlantic Center, 14[th] Floor
1201 West Peachtree Street, N.W.
Atlanta, Georgia  30309
(404) 572-6600 Telephone
(404) 572-6999 Facsimile

-and-

William J. Gibbons, Jr. (Ala. Bar No. ASB-5968-N43W)
gibbons@networktel.net
GIBBONS & FURMAN, P.C.
117 Jefferson Street, North
Huntsville, Alabama  35801
(256) 539-0021 Telephone
(256) 539-1254 Facsimile

Counsel to Debtors and Debtors-in-Possession


Footnotes

][1][] Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan.





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